SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 26, 2015

Date of Report (Date of Earliest Event Reported)

MOON RIVER STUDIOS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 Goshen Road Extension, Suite 205 Rincon, GA	31326
(Address of principal executive offices)	(Zip Code)

(912) 298-2000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting

On February 27, 2015, the registrant has given notice that it intends to delist and withdraw all of its outstanding common and preferred shares and will file a Form 25 with the SEC pursuant to Rule 12d2-2(c)(2)(ii).  The registrant intends to delist all of its shares because its application to list on the OTC market was denied, and the registrant has been unable to attract investment to continue operations.

Item 5.02 – Departure of Directors

As of February 26, 2015, all of the members of the Board of Directors have tendered their resignations, along with all officers, exclusive of Mr. Jake Shapiro.

Mr. Jake Shapiro will remain as the CEO, CFO, secretary and sole director until such time as the registrant has been successfully delisted.  At that point, he intends to resign from all positions.  He will remain as an administrator to handle all monetary distributions to shareholders and to wind up the company.

Counsel has been engaged to register FONU2, Inc. common shares on behalf of all shareholders of Moon River Studios, Inc. as of February 10, 2015.  It is unknown how long this process will take at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Moon River Studios, Inc.

By:      /s/ Jake Shapiro

Jake Shapiro

Chief Executive Officer

Dated:  February 27, 2015

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